FOR IMMEDIATE RELEASE

Diversified Restaurant Holdings Reports 4.2% Increase in
Preliminary Same Store Sales for First Quarter 2019
Comparable sales trends accelerated in the month of March at a positive 8.0%
DRH announced that its franchisor exercised its right of first refusal on planned acquisition
SOUTHFIELD, MI, April 16, 2019 -- Diversified Restaurant Holdings, Inc. (Nasdaq: SAUC) (“DRH” or the "Company"), one of the largest franchisees for Buffalo Wild Wings® ("BWW") with 64 stores across five states, announced preliminary unaudited sales results for the first quarter ended March 31, 2019. DRH also announced that its franchisor, Buffalo Wild Wings, Inc., has exercised its right of first refusal to acquire the assets of nine BWW restaurants located in the Chicago market that were previously subject to its Asset Purchase Agreement dated February 22, 2019.
David G. Burke, President and CEO, stated, “The sales momentum that we enjoyed in the prior quarter has continued into 2019, with comparable sales up 4.2% for the first quarter. After layering on the latest brand enhancing initiatives launched in mid-March, which included a significant strategic media and marketing push around March Madness, we saw an additional measurable improvement in sales and traffic in March, with comparable sales up 8.0%.”
Mr. Burke added, “While we are disappointed that our franchisor has elected to take this transaction, we are excited about the positive momentum in our core business and believe that it is a reflection of the investments we have made in focusing on guest experience, loyalty attachment and strong execution of the delivery channel. We believe these investments, coupled with the brand enhancements being continuously rolled out by BWW, leave DRH well positioned to achieve strong long-term growth and earnings performance.”
Preliminary Q1 2019 Sales Results
Total revenue for the 2019 first quarter was $40.6 million, up from $39.5 million in the first quarter of 2018, despite one fewer restaurant. First quarter comparable sales were up 4.2%, the second consecutive positive quarter. While sales were negatively impacted by significant weather-related headwinds in the Company’s Midwest markets early in the year, these impacts were largely offset by the shift in timing of the Easter holiday from the first quarter of 2018 to the second quarter of 2019.
Preliminary results remain subject to the completion of normal quarter-end accounting procedures and are subject to change. The Company expects to release financial and operating results for its first quarter in early May.

About Diversified Restaurant Holdings, Inc.
Diversified Restaurant Holdings, Inc. is one of the largest franchisees for Buffalo Wild Wings with 64 franchised restaurants in key markets in Florida, Illinois, Indiana, Michigan and Missouri. DRH’s strategy is to generate cash, reduce debt and leverage its strong franchise operating capabilities for future growth. The Company routinely posts news and other important information on its website at http://www.diversifiedrestaurantholdings.com.
Safe Harbor Statement
The information made available in this news release contain forward-looking statements which reflect DRH's current view of future events, results of operations, cash flows, performance, business prospects and opportunities. Wherever used, the words "anticipate," "believe," "expect," "intend," "plan," "project," "will continue," "will likely result," "may," and similar expressions identify forward-looking statements as such term is defined in the Securities Exchange Act of 1934. Any such forward-looking statements are subject to risks and uncertainties, actual growth, results of operations, financial condition, cash flows, performance, business prospects and opportunities could differ materially from historical results or current expectations. Some of these risks include, without limitation, the success of initiatives aimed at improving the Buffalo Wild Wings brand, the impact of economic and industry conditions, competition, food safety issues, store expansion and remodeling, labor relations issues, costs of providing employee benefits, regulatory matters, legal and administrative proceedings, information technology, security, severe weather, natural disasters, accounting matters, other risk factors relating to business or industry and other risks detailed from time to time in the Securities and Exchange Commission filings of DRH. Forward-looking statements contained herein speak only as of the date made and, thus, DRH undertakes no obligation to update or publicly announce the revision of any of the forward-looking statements contained herein to reflect new information, future events, developments or changed circumstances or for any other reason.
For more information, contact:
Investor and Media:
Deborah K. Pawlowski
Kei Advisors LLC
716.843.3908
dpawlowski@keiadvisors.com

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